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                                                                    EXHIBIT 23.4


                         [STIKEMAN ELLIOTT LETTERHEAD]


July 12, 2002

Golden Star Resources
10579 Bradford Road, Suite 103
Littleton, CO
80127-4247
USA

We consent to the use of our name in the Registration Statement on Form S-3 (File No. 333-91666) of Golden Star Resources Ltd. as it appears in the supplemental pages for the Canadian Prospectus, as defined in such Registration Statement, under the headings "Eligibility for Investment" and "Canadian Federal Income Tax Considerations".

Yours Sincerely,


/s/ STIKEMAN ELLIOTT